UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2009
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(e) Compensatory Arrangements of Certain Officers
     Effective April 13, 2009, the Compensation Committee of the Registrant’s Board of Directors (the “Committee”) approved the adoption of the Key Employee Incentive Plan (“KEIP”). Due to the fact that the Registrant is currently in proceedings under Chapter 11 of the U.S. Bankruptcy Code, the KEIP is subject to the approval of the Bankruptcy Court and was submitted to the Bankruptcy Court for entry of an order on April 13, 2009.
     The KEIP is intended to provide incentives to key members of management and senior staff to expend extraordinary time and effort in the bankruptcy process and to reward such key employees upon achievement of certain milestones deemed by the Registrant to be critical to maximizing the value of the Registrant in either a restructuring or sale of the Registrant. Certain members of the Registrant’s management are eligible to participate in the KEIP including Ryan G. O’Desky, Senior Vice President-Finance, Chief Financial Officer and Treasurer; Deborah K. Fulton, Senior Vice President and General Counsel; Miguel Iribarren, Senior Vice President-Publishing; and Martin Spiess, Executive Vice President-International of Midway Games Limited, a wholly-owned subsidiary of the Registrant. The Chief Executive Officer of the Registrant is specifically excluded from participation in the KEIP.
     The KEIP will be administered by the Committee. The Committee’s powers and authority include, but are not limited to (1) selecting individuals who are eligible to participate in the KEIP, (2) determining and approving the incentive amount for each participant for achievement of each milestone, (3) interpreting the KEIP’s provisions, (4) determining the specifics of each milestone and achievement of each of the milestones for each participant, (5) approving the making of payments under the KEIP, and (5) administering the KEIP in a manner that is consistent with its purpose.
     The Committee may delegate certain administrative functions to management, such as maintenance of lists of all employees who are eligible to participate, periodic communication with regard to performance against milestones over time, and other functions as determined by the Committee.
     Entitlement to payments under the KEIP will occur only upon successful achievement of milestones (described below) that are deemed critical to the continued operations and the restructuring or sale of the Registrant as determined by the Registrant and its lender, Acquisition Holdings Subsidiary I, LLC (the “Lender”), in such amounts as are approved by the Committee.
     The Committee has established the following milestones each of which, upon achievement, will trigger the right to receive the incentive payment applicable to such milestone approved by the Committee:
     Milestone 1: Milestone 1 shall be deemed achieved upon the earlier to occur of (i) the later of execution of asset purchase agreement(s) (singularly or collectively, the “APA”) with one or more stalking horse bidders that are approved by the Bankruptcy Court as a stalking horse APA(s) at a bid procedures hearing and that provide for aggregate Net Sale Proceeds of at least $30 million (the “Target Amount”), and the date upon which the APA does not contain a financing, due diligence or employee hire condition that has not been waived, terminated, or satisfied (which could be either at filing of the APA or at any time thereafter, including at closing) and (ii) the filing by the Registrant with the Bankruptcy Court having jurisdiction over the proceeding of a Plan of Reorganization acceptable to the Lender or which provides for the payment in full of the Lender’s allowed secured claims.
     Milestone 2: Milestone 2 shall be deemed to have been achieved upon the earlier of (a) approval by the Bankruptcy Court of a Plan of Reorganization/Liquidation of the Registrant acceptable to the Lender or which provides for payment in full of the Lender’s allowed secured claims or (b) the closing of the sale(s) of Registrant’s assets to the stalking horse bidder(s) or higher bidder(s) in an auction process.
     Within three (3) business days after the achievement of Milestone 1, Messrs. O’Desky, Iribarren and Spiess and Ms. Fulton shall be entitled to receive $65,500, $65,500, $33,333 and $65,000 respectively. The total incentive amount to be paid to Messrs. O’Desky, Iribarren and Spiess and Ms. Fulton under Milestone 2 (a) in the case of approval of a Plan of Reorganization/Liquidation shall be $110,000, $110,000, $54,167, and $110,000, respectively and (b) in the case of approval of a sale or sales shall be based upon the amount of Net Sale Proceeds (as defined below). If the Net Sale Proceeds are at least equal to the Target Amount, $110,000, $110,000, $54,667, and $110,000 will be paid to Messrs. O’Desky, Iribarren and Spiess and Ms. Fulton, respectively, under Milestone 2 at sale closing (and if the Net Sale Proceeds are less than the Target Amount, nothing shall be paid under Milestone 2 at sale closing). For every additional $1,000,000 of Net Sale Proceeds above the Target Amount, an additional amount will be paid out of the KEIP in individual amounts to be determined by the Committee under Milestone 2 at the sale closing (with the understanding there would be no prorations of any such additional amounts payable under Milestone 2).
     “Net Sale Proceeds” at sale closing shall be defined as the amount of cash actually received (or to be received if the calculation of Milestone 1 occurs before sale closing) by the Registrant at the sale closing(s), plus any good faith cure amounts (which amounts shall be subject to review by the Creditors Committee) paid or otherwise satisfied by purchaser(s) relating to contracts assumed by purchaser(s) in connection with the sale(s), less any cure amounts the Registrant must satisfy in connection with the sale closing. For the avoidance of doubt, if a purchaser purchases its own contract with the Registrant and waives or otherwise deems to be satisfied any cure claim in connection therewith, the amount of such cure claim shall not be included in the calculation of Net Sale Proceeds.
     To be eligible to receive a payout under the KEIP upon achievement of a Milestone, the participant must be in active full-time employment with the Registrant on the date the Milestone has been achieved as determined by the Committee (the “Trigger Date”). In the event of a participant’s death or disability or involuntary termination of employment by the Registrant without “Cause” (as defined below), then a participant may be eligible to receive upon a Trigger Date for a Milestone, all or a portion of the incentive amount for such participant applicable to such Milestone as may be determined to be fair and equitable by the Chief Executive Officer or the Committee based upon such participant’s contribution to achievement of the milestone during his employment and or performance of such participant’s obligations necessary to achieve a milestone.
     “Cause” shall mean (i) conviction (pursuant to a final or non-appealable judgment) of a felony or any other crime involving fraud, larceny or dishonesty; (ii) failure and refusal to follow a reasonable direction of the officer(s) of the Registrant to which the participant reports, if any, or the Board of Directors of the Registrant after notice in writing of such failure or refusal and a cure period of ten days thereafter; or (iii) commission of any dishonest, willful or grossly negligent act which has or is reasonably likely to have a material adverse effect on the Registrant or its customer or trade relationships.
     The foregoing description of the KEIP is qualified in its entirety by reference to the KEIP attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1*	Midway Games Inc. Key Employee Incentive Plan

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
April 17, 2009	By:	/s/ Matthew V. Booty
Matthew V. Booty
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Midway Games Inc. Key Employee Incentive Plan

*	Indicates a management contract or compensatory plan or arrangement.